Exhibit (a)(1)(C)
EXHIBIT A TO THE OFFER TO PURCHASE
LETTER OF TRANSMITTAL INSTRUCTION & ACKNOWLEDGEMENT PAGE
To Tender Shares of Class M Common Stock
of
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
Pursuant to the Offer to Purchase
dated August 26, 2014

___________________________
Account Number
_____________________________________________________	__________________________________________
Print Name - Stockholder/Executor/Personal Representative	SSN/EIN
_____________________________________________________	__________________________________________
Print Name - Co-Stockholder/Co-Executor	SSN/EIN
Complete this Letter of Transmittal and deliver to the address below. This Letter of Transmittal must be delivered via (i) certified mail return receipt requested, (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that Letters of Transmittal delivered via facsimile, email, in person, or other method of delivery not specified in clauses (i) through (iii) of the immediately preceding sentence will not be accepted.
PLEASE MAIL TO:

Jones Lang LaSalle Income Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219165 Kansas City, Missouri 64121-9165 Attn: Stockholder Services	Or by overnight delivery: Jones Lang LaSalle Income Property Trust, Inc. c/o DST Systems, Inc. 430 West 7th Street, Suite 219165 Kansas City, Missouri 64105
For additional information, you may phone Stockholder Services at (855) 652-0277
Ladies and Gentlemen:
The undersigned hereby tenders to Jones Lang LaSalle Income Property Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), its shares of Class M common stock of the Company (“Shares” or “Common Stock”) or a portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated August 26, 2014, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by the Company, in its sole discretion, not to be in the appropriate form.
The undersigned hereby sells to the Company the Shares or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are repurchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to repurchase any of the Shares or portions thereof tendered hereby.
Upon the terms and subject to the conditions of the Offer, the Company will accept for payment, and will pay for, Shares validly tendered and not withdrawn as promptly as practicable after the expiration of the Offer. The payment of the repurchase price for the Shares or portion thereof tendered by the undersigned will be made by transfer of the funds to the undersigned’s account, as described in the Offer under “Repurchase and Payment.”
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

LETTER OF TRANSMITTAL
To Tender Shares of Class M Common Stock
of
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
Pursuant to the Offer to Purchase
dated August 26, 2014

___________________________
Account Number
_____________________________________________________	__________________________________________
Print Name - Stockholder/Executor/Personal Representative	SSN/EIN
_____________________________________________________	__________________________________________
Print Name - Co-Stockholder/Co-Executor	SSN/EIN
NUMBER OF SHARES YOU OWN AS OF August 26, 2014 =

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00PM EASTERN TIME, ON SEPTEMBER 24, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
YOU MAY WITHDRAW TENDERED SHARSE AT ANY TIME PRIOR TO THE EXPIRATION DATE. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.
PRICE(S) (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

By checking one of the boxes below, you are tendering Shares at the price set forth in the Offer to Purchase, which shall be $10.48 per Class M Share, subject to adjustment as set forth in the Offer to Purchase. You may tender all or a portion of your Shares.
Check the first box if you are tendering all of your Shares at the stated price. If you are tendering less than all of your Shares use the second box and indicate the number of Shares you wish to tender at the stated price. (See Section 2 of the Offer to Purchase.)

1. Tendering ALL Shares	☐
------ OR ------

Number of Shares
2. Tendering less than all Shares	__________
COMPLETE AND RETURN THIS PAGE ALONG WITH SIGNATURE PAGE TO TENDER YOUR SHARES.
SEE SIGNATURE REQUIREMENTS ON THE SIGNATURE PAGE.

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the investor(s).

Issue check to:

_________________________________________________________________________________
Name (Please Print)
_________________________________________________________________________________
Street Address

______________________________________ _____________ _________________
City State Zip Code

___________________________________
Brokerage Account Number - If Applicable
AUTHORIZATION TO TENDER YOUR SHARES
The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records.)

A MEDALLION SIGNATURE GUARANTEE IS REQUIRED TO TENDER SHARES.

_______________________________________________________________	Medallion Signature Guarantee
Signature & Date - Stockholder/Executor/Personal Representative/Officer
_______________________________________________________________
Signature & Date - Co-Stockholder/Co-Executor

CUSTODIAN SIGNATURE

_______________________________________________________________
Printed Name of Signer for Custodian

_______________________________________________________________
Name of Custodian

_______________________________________________________________
Custodian Signature
Please Mail To:

Jones Lang LaSalle Income Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219165 Kansas City, Missouri 64121-9165 Attn: Stockholder Services	Or by overnight delivery: Jones Lang LaSalle Income Property Trust, Inc. c/o DST Systems, Inc. 430 West 7th Street, Suite 219165 Kansas City, Missouri 64105